Exhibit 99.1

Worldwide Headquarters	Barbara Doyle
1200 Willow Lake Boulevard	Investor Relations contact
St. Paul, Minnesota 55110-5101	651-236-5023

NEWS	January 19, 2022

H.B. Fuller Reports Fourth Quarter and Fiscal Year 2021 Results

Revenue increased 15% year over year in Q4 and 17.5% for full year

Net income in Q4 of $65 million and diluted EPS of $1.18; adjusted EPS of $1.09

Adjusted EBITDA of $134 million increased 9% leveraging volume growth and accelerated pricing

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for its fourth quarter and fiscal year ended Nov. 27, 2021.

Items of Note for the Fourth Quarter

■	Net and organic revenue increased 15% versus the fourth quarter of 2020.
■	Volume growth and more than $100 million of pricing realized in the quarter drove 340 basis points of sequential gross margin improvement versus the third quarter of 2021.
■	Net income increased year over year to $65 million; adjusted EBITDA increased 9% to $134 million as volume leverage and accelerated pricing offset raw material cost inflation.
■	Earnings per diluted share (EPS) was $1.18 and adjusted EPS was $1.09.
■	Strong debt paydown and EBITDA growth reduced net debt leverage to 3.3x adjusted EBITDA, compared with 4.1x at year-end 2020.

Items of Note for Fiscal 2022 Guidance

■	Double-digit organic revenue growth of 10% to 15% including strong contribution from pricing.
■	Adjusted diluted EPS of $4.00 to $4.25; up between 15% and 22% year over year.
■	Adjusted EBITDA of $515 to $535 million; up between 10% and 15% year over year.
■	Note that fiscal year 2022 has 53 weeks of activity versus the normal 52 week fiscal period.

Summary of Fourth Quarter 2021 Results

Net revenue of $897 million increased 15.4% compared with the fourth quarter of 2020. Foreign currency exchange rates favorably impacted revenue by 0.5%. Organic revenue, which excludes impacts from foreign currency translation, increased 14.9% versus last year, with double-digit organic growth in all three Global Business Units (GBUs). Organic revenue also significantly increased by more than 20% when compared with the non-COVID impacted fourth quarter of 2019.

Gross profit was $241 million. Adjusted gross profit of $244 million increased 14% versus the same period last year. Adjusted gross profit margin of 27.1% declined 40 basis points year over year reflecting elevated raw material and freight costs and improved 340 basis points sequentially versus the third quarter of 2021 driven by strong volumes and pricing benefits realized in the quarter. Selling, General and Administrative (SG&A) expense was $166 million. Adjusted SG&A expense of $155 million reflects higher travel and other investments to support growth as well as higher variable compensation related to the company’s strong fiscal 2021 performance. Adjusted SG&A as a percent of revenue remained stable at 17% in both comparable periods.

As a result of these factors, net income attributable to H.B. Fuller in the quarter was $65 million, or $1.18 per diluted share. Adjusted net income attributable to H.B. Fuller was $60 million and adjusted EPS was $1.09, compared with $56 million and $1.06 in the same period last year. A higher adjusted tax rate unfavorably impacted adjusted EPS by $0.10 in the fourth quarter of 2021 relative to the fourth quarter of 2020. Adjusted EBITDA of $134 million increased 9% compared with $123 million in the prior year.

Jim Owens, H.B. Fuller’s president and chief executive officer, said, “Our business momentum continued in the fourth quarter with 15% organic revenue growth and improved margin performance. We successfully executed on our 2021 priorities of volume growth, pricing to value and greater productivity. We drove double-digit organic revenue growth relative to both 2019 and 2020, and we further improved our net debt to EBITDA ratio.”

“H.B. Fuller’s full year results exceeded the goals we set at the beginning of the year despite extraordinary business challenges, demonstrating the resiliency of our global team. Throughout the year, we took decisive actions to deliver strong results against complex supply chain constraints and unprecedented inflationary pressures. We implemented $450M of annualized price adjustments, gained share through innovation, drove operating efficiencies, and maintained unwavering focus on supporting our customers’ success. In 2022, we are focused on enhancing our portfolio of specialized adhesives, capitalizing on the tremendous growth opportunities for advanced and sustainable solutions, and continuing to demonstrate strong cash generation and earnings power to deliver double digit organic revenue and adjusted EBITDA growth and 20% adjusted EPS growth for shareholders.”

Full Year 2021 Summary

Net revenue for fiscal 2021 of $3.3 billion increased 17.5% compared with fiscal 2020 and increased 13.1% compared with pre-COVID results in fiscal 2019. Foreign currency exchange rates favorably impacted full year revenue by 2.3% compared with fiscal 2020. Full year organic revenue increased by 15.2% year-over-year. Full year gross profit margin was 25.8%. Adjusted gross profit margin of 26.0% decreased 130 basis points driven by the impact of historic levels of raw material cost inflation and freight costs, partially offset by more than $150 million of customer price increases realized during the fiscal year. Adjusted SG&A decreased from 18.5% of revenue to 17.2% of revenue. Net income attributable to H.B. Fuller for fiscal 2021 was $175 million, or $3.23 per diluted share. Adjusted net income attributable to H.B. Fuller was $189 million, or $3.47 per diluted share, compared with $149 million, or $2.84 per diluted share, in fiscal 2020. Adjusted EBITDA for the full year of $467 million increased 15% compared with $407 million in 2020.

Other Financial Metrics

At the end of fiscal 2021, the company had cash and equivalents of $62 million and total debt equal to $1,616 million. This compares to cash and debt levels equal to $101 million and $1,774 million, respectively, at the end of fiscal 2020. Capital expenditures for fiscal year 2021 were $96 million compared with $87 million in fiscal 2020. Net working capital in 2021 increased 8% from year-end 2020 primarily as a result of increased inventory to support higher sales and higher raw material costs. Net working capital as a percent of revenue decreased from 18.7% at year-end 2020 to 17.2% at year-end 2021.

Fiscal 2022 Outlook

The company is providing financial guidance for fiscal 2022 based on current economic views and assumptions for global commercial activity. Full year organic sales are expected to increase between 10% and 15% year over year. Foreign currency exchange rates are anticipated to have an unfavorable impact of 2% to 3% on full year net revenue growth versus fiscal 2021. Management anticipates annual adjusted EPS in the range of $4.00 to $4.25, and annual adjusted EBITDA in the range of $515 to $535 million. The company’s core tax rate, excluding the impact of discrete items, is anticipated to be between 27% and 29%, full year interest expense is estimated to be between $65 million and $70 million, with average diluted share count of approximately 55 million shares. Capital investments are planned to be in the range of $100 to $110 million. The company notes that fiscal 2022 has an extra week in the fourth quarter for 53 weeks of activity versus the normal 52 week fiscal year, which is included in its financial guidance.

Conference Call

The company will hold a conference call on Jan. 20, 2022, at 9:30 a.m. CDT (10:30 a.m. EDT) to discuss its results. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the company’s website at https://investors.hbfuller.com. Participants should access the webcast 10 minutes prior to the start of the call to install and test any necessary software and audio connections. A telephone replay of the conference call will be available from 12:30pm CST on Jan. 20, 2022 through 10:59pm CST on Jan. 27, 2022. To access the telephone replay dial (800) 585-8367 or (416) 621-4642, and enter Conference ID: 7892099.

Regulation G

The information presented in this earnings release regarding consolidated and segment organic revenue growth, operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share and adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to U.S. generally accepted accounting principles (U.S. GAAP) and should not be construed as an alternative to the reported results determined in accordance with U.S. GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported U.S. GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained above in our Fiscal 2022 Guidance, which the company cannot reconcile to forward-looking GAAP results without unreasonable effort.

About H.B. Fuller

Since 1887, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2021 net revenue of $3.3 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world's biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, aerospace, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. And, our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at https://www.hbfuller.com/.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” "target," “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. These statements are subject to various risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the consequences of the COVID-19 outbreak and other pandemics on our operations and financial results; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance our debt or to incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, the effect of debt covenants that limit the discretion of management in operating the business or in paying dividends; our ability to pay dividends and to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; our ability to achieve expected synergies, cost savings and operating efficiencies from our restructuring initiatives and operational improvement projects within the expected time frames or at all; our ability to effectively implement Project ONE; uncertain political and economic conditions; fluctuations in product demand; competing products and pricing; our geographic and product mix; availability and price of raw materials; disruptions to our relationships with our major customers and suppliers; failures in our information technology systems; regulatory compliance across our global footprint; trade policies and economic sanctions impacting our markets; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and investigations, including for product liability and environmental matters; impairment charges on our goodwill or long-lived assets; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Many of the foregoing risks and uncertainties are, and will be, exacerbated by COVID-19 and resulting deterioration of the global business and economic environment.

Additional information about these various risks and uncertainties can be found in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the SEC, but there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Three Months Ended
	November 27, 2021	Percent of Net Revenue	November 28, 2020	Percent of Net Revenue
Net revenue	$897,424	100.0%	$777,640	100.0%
Cost of sales	(655,965)	(73.1)%	(563,998)	(72.5)%
Gross profit	241,459	26.9%	213,642	27.5%

Selling, general and administrative expenses	(165,789)	(18.5)%	(139,712)	(18.0)%
Other income, net	6,954	0.8%	3,658	0.5%
Interest expense	(18,392)	(2.0)%	(22,179)	(2.9)%
Interest income	1,767	0.2%	2,656	0.3%
Income before income taxes and income from equity method investments	65,999	7.4%	58,065	7.5%

Income taxes	(2,814)	(0.3)%	(19,727)	(2.5)%

Income from equity method investments	1,587	0.2%	2,285	0.3%
Net income including non-controlling interest	64,772	7.2%	40,623	5.2%

Net income attributable to non-controlling interest	(31)	(0.0)%	(19)	(0.0)%
Net income attributable to H.B. Fuller	$64,741	7.2%	$40,604	5.2%

Basic income per common share attributable to H.B. Fuller	$1.22		$0.78
Diluted income per common share attributable to H.B. Fuller	$1.18		$0.77

Weighted-average common shares outstanding:
Basic	53,168		52,276
Diluted	54,980		52,879

Dividends declared per common share	$0.168		$0.163

Selected Balance Sheet Information (subject to change prior to filing of the Company's Annual Report on Form 10-K)

	November 27, 2021	November 28, 2020	November 30, 2019
Cash & cash equivalents	$61,786	$100,534	$112,191
Trade accounts receivable, net	614,645	514,916	493,181
Inventories	448,404	323,213	337,267
Trade payables	500,321	316,460	298,869
Total assets	4,274,530	4,036,704	3,985,734
Total debt	1,616,462	1,773,910	1,979,116

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Year Ended		Year Ended
	November 27, 2021	Percent of Net Revenue	November 28, 2020	Percent of Net Revenue
Net revenue	$3,278,031	100.0%	$2,790,269	100.0%
Cost of sales	(2,432,709)	(74.2)%	(2,033,620)	(72.9)%
Gross profit	845,322	25.8%	756,649	27.1%

Selling, general and administrative expenses	(592,710)	(18.1)%	(538,332)	(19.3)%

Other income, net	32,855	1.0%	15,398	0.6%
Interest expense	(78,092)	(2.4)%	(86,776)	(3.1)%
Interest income	9,476	0.3%	11,417	0.4%
Income before income taxes and income from equity method investments	216,851	6.6%	158,356	5.7%

Income taxes	(49,176)	(1.5)%	(41,921)	(1.5)%

Income from equity method investments	7,657	0.2%	7,353	0.3%
Net income including non-controlling interest	175,332	5.3%	123,788	4.4%

Net income attributable to non-controlling interest	(82)	(0.0)%	(69)	(0.0)%
Net income attributable to H.B. Fuller	$175,250	5.3%	$123,719	4.4%

Basic income per common share attributable to H.B. Fuller	$3.31		$2.38
Diluted income per common share attributable to H.B. Fuller	$3.23		$2.36

Weighted-average common shares outstanding:
Basic	52,887		52,039
Diluted	54,315		52,520

Dividends declared per common share	$0.665		$0.648

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Year Ended
	Nov 27,	Nov 28,	Nov 27,	Nov 28,
	2021	2020	2021	2020
Net income attributable to H.B. Fuller	$64,741	$40,604	$175,250	$123,719
Adjustments:
Acquisition project costs	3,344	1,082	5,622	(502)
Organizational realignment[1]	3,670	5,685	12,699	13,971
Royal restructuring and integration[2]	658	2,051	4,195	9,430
Tax reform	-	-	-	(35)
Project One	2,958	1,260	9,426	5,402
Other[3]	3,554	(264)	(146)	1,459
Discrete tax items[4]	(14,654)	6,280	(9,586)	1,152
Income tax effect on adjustments[5]	(4,510)	(676)	(8,871)	(5,687)
Adjusted net income attributable to H.B. Fuller[6]	59,761	56,022	188,589	148,909

Add:
Interest expense	18,406	19,969	78,175	84,619
Interest income	(1,767)	(2,656)	(9,476)	(11,417)
Income taxes	21,978	14,122	67,632	46,456
Depreciation and Amortization expense[7]	35,407	35,249	142,003	138,242
Adjusted EBITDA[6]	133,785	122,706	466,923	406,809

Diluted Shares	54,980	52,879	54,315	52,520
Adjusted diluted income per common share attributable to H.B. Fuller[6]	$1.09	$1.06	$3.47	$2.84
Revenue	$897,424	$777,640	$3,278,031	$2,790,269
Adjusted EBITDA margin[6]	14.9%	15.8%	14.2%	14.6%

[1] Includes costs incurred as a direct result of the organizational realignment program, including compensation for employees supporting the program, consulting expense and operational inefficiencies related to the closure of production facilities and consolidation of business activities.

[2] Costs incurred as a direct result of the Royal restructuring and integration program including compensation for employees supporting the program, consulting expense and operational inefficiencies related to the closure of production facilities and consolidation of business activities.

[3] Includes costs incurred for COVID-19 testing, vaccinations, personal protective equipment and exceptional medical claims, COVID-related payroll tax benefits received in 2020, and non-cash gains related to legal entity consolidations and a tax legal settlement in Brazil.

[4] Includes adjustment of ($14,654) and ($9,586) for discrete tax benefits in the three months and fiscal year ended November 27, 2021, respectively, primarily relating to an outside basis difference in the stock of certain U.S. subsidiaries classified as held for sale, the revaluation of cross-currency swap agreements due to change in the value of the Euro versus U.S. dollar, changes in valuation allowances and various foreign tax matters. Includes adjustment of $6,280 and $1,152 for discrete tax expense in the quarter and fiscal year ended November 28, 2020, respectively, primarily relating to foreign tax matters and audit settlements, partially offset by discrete tax benefit associated with the revaluation of cross-currency swap agreements due to change in the value of the Euro versus U.S. dollar.

[5] The income tax effect on adjustments represents the difference between income taxes on net income before income taxes and income from equity method investments reported in accordance with U.S. GAAP and adjusted net income before income taxes and income from equity method investments.

[6] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

[7] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller totaling ($145) and ($67) for the three months ended November 27, 2021 and November 28, 2020, respectively and ($1,171) and ($575) for the fiscal years ended November 27, 2021 and November 28, 2020, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Three Months Ended		Year Ended
	Nov 27,	Nov 28,	Nov 27,	Nov 28,
	2021	2020	2021	2020
Net Revenue:
Hygiene, Health and Consumable Adhesives	$402,834	$355,413	$1,472,756	$1,332,786
Engineering Adhesives	371,419	327,273	1,371,756	1,088,313
Construction Adhesives	123,171	94,954	433,519	369,170
Corporate unallocated	-	-	-	-
Total H.B. Fuller	$897,424	$777,640	$3,278,031	$2,790,269

Segment Operating Income:
Hygiene, Health and Consumable Adhesives	$39,874	$41,233	$138,366	$130,789
Engineering Adhesives	39,333	38,588	135,913	103,974
Construction Adhesives	9,174	1,712	14,148	11,148
Corporate unallocated	(12,711)	(7,603)	(35,815)	(27,594)
Total H.B. Fuller	$75,670	$73,930	$252,612	$218,317

Adjusted EBITDA[6]
Hygiene, Health and Consumable Adhesives	$54,808	$54,533	$197,479	$182,448
Engineering Adhesives	57,097	54,997	207,131	167,915
Construction Adhesives	20,105	11,799	57,890	51,692
Corporate unallocated	1,775	1,377	4,423	4,754
Total H.B. Fuller	$133,785	$122,706	$466,923	$406,809

Adjusted EBITDA Margin[6]
Hygiene, Health and Consumable Adhesives	13.6%	15.3%	13.4%	13.7%
Engineering Adhesives	15.4%	16.8%	15.1%	15.4%
Construction Adhesives	16.3%	12.4%	13.4%	14.0%
Corporate unallocated	NMP	NMP	NMP	NMP
Total H.B. Fuller	14.9%	15.8%	14.2%	14.6%

NMP = non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Year Ended
	Nov 27,	Nov 28,	Nov 27,	Nov 28,
	2021	2020	2021	2020
Income before income taxes and income from equity method investments	$65,999	$58,065	$216,851	$158,356

Adjustments:
Acquisition project costs	3,344	1,082	5,622	(502)
Organizational realignment	3,670	5,685	12,699	13,971
Royal restructuring and integration	658	2,051	4,195	9,430
Tax reform	-	-	-	(35)
Project One	2,958	1,260	9,426	5,402
Other[3]	3,554	(264)	(146)	1,459
Adjusted income before income taxes and income from equity method investments[8]	$80,183	$67,879	$248,647	$188,081

[8] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Year Ended
	Nov 27,	Nov 28,	Nov 27,	Nov 28,
	2021	2020	2021	2020
Income Taxes	$(2,814)	$(19,727)	$(49,176)	$(41,921)

Adjustments:
Acquisition project costs	(1,064)	(82)	(1,559)	340
Organizational realignment	(1,167)	(435)	(3,372)	(2,522)
Royal restructuring and integration	(209)	(157)	(1,055)	(2,034)
Tax reform	-	-	-	9
Project One	(940)	(95)	(2,492)	(1,138)
Other[4]	(15,784)	6,374	(9,978)	810
Adjusted income taxes[9]	$(21,978)	$(14,122)	$(67,632)	$(46,456)

Adjusted income before income taxes and income from equity method investments	$80,183	$67,879	$248,647	$188,081
Adjusted effective income tax rate[9]	27.4%	20.8%	27.2%	24.7%

[9] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes are defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Year Ended
	Nov 27,	Nov 28,	Nov 27,	Nov 28,
	2021	2020	2021	2020

Net revenue	$897,424	$777,640	$3,278,031	$2,790,269

Gross profit	$241,459	$213,642	$845,322	$756,649
Gross profit margin	26.9%	27.5%	25.8%	27.1%

Adjustments:
Acquisition project costs	156	85	219	85
Organizational realignment	1,585	219	3,851	166
Royal restructuring and integration	138	953	2,100	3,682
Project ONE	-	-	(22)	-
Other[3]	204	(821)	1,839	443
Adjusted gross profit[10]	$243,542	$214,078	$853,309	$761,025
Adjusted gross profit margin[10]	27.1%	27.5%	26.0%	27.3%

[10] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Year Ended
	Nov 27,	Nov 28,	Nov 27,	Nov 28,
	2021	2020	2021	2020

Selling, general and administrative expenses	$(165,789)	$(139,712)	$(592,710)	$(538,332)

Adjustments:
Acquisition project costs	3,189	997	5,402	(587)
Organizational realignment	1,420	5,466	8,239	13,809
Royal restructuring and integration	533	1,125	2,177	5,851
Tax reform	-	-	-	(35)
Project ONE	2,957	1,260	9,449	5,402
Other[3]	2,529	(1,682)	2,561	(1,222)
Adjusted selling, general and administrative expenses[11]	$(155,161)	$(132,546)	$(564,882)	$(515,114)

[11] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health
Three Months Ended:	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
November 27, 2021	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$43,269	$41,950	$11,384	$96,603	$(31,862)	$64,741
Adjustments:
Acquisition project costs	-	-	-	-	3,344	3,344
Organizational realignment	-	-	-	-	3,670	3,670
Royal Restructuring	-	-	-	-	658	658
Project One	-	-	-	-	2,958	2,958
Other[3]	-	-	-	-	3,554	3,554
Discrete tax items[4]	-	-	-	-	(14,654)	(14,654)
Income tax effect onadjustments[5]	-	-	-	-	(4,510)	(4,510)
Adjusted net income attributable to H.B. Fuller[6]	43,269	41,950	11,384	96,603	(36,842)	59,761
Add:
Interest expense	-	-	-	-	18,406	18,406
Interest income	-	-	-	-	(1,767)	(1,767)
Income taxes	-	-	-	-	21,978	21,978
Depreciation and amortization expense	11,539	15,147	8,721	35,407	-	35,407
Adjusted EBITDA[6]	$54,808	$57,097	$20,105	$132,010	$1,775	$133,785
Revenue	$402,834	$371,419	$123,171	$897,424	-	$897,424
Adjusted EBITDA Margin[6]	13.6%	15.4%	16.3%	14.7%	NMP	14.9%

	Hygiene, Health
Year Ended	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
November 27, 2021	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$151,560	$146,050	$22,887	$320,497	$(145,247)	$175,250
Adjustments:
Acquisition project costs	-	-	-	-	5,622	5,622
Organizational realignment	-	-	-	-	12,699	12,699
Royal Restructuring	-	-	-	-	4,195	4,195
Project One	-	-	-	-	9,426	9,426
Other[3]	-	-	-	-	(146)	(146)
Discrete tax items[4]	-	-	-	-	(9,586)	(9,586)
Income tax effect on adjustments[5]	-	-	-	-	(8,871)	(8,871)
Adjusted net income attributable to H.B. Fuller[6]	151,560	146,050	22,887	320,497	(131,908)	188,589
Add:
Interest expense	-	-	-	-	78,175	78,175
Interest income	-	-	-	-	(9,476)	(9,476)
Income taxes	-	-	-	-	67,632	67,632
Depreciation and amortization expense	45,919	61,081	35,003	142,003	-	142,003
Adjusted EBITDA[6]	$197,479	$207,131	$57,890	$462,500	$4,423	$466,923
Revenue	1,472,756	1,371,756	433,519	3,278,031	-	3,278,031
Adjusted EBITDA Margin[6]	13.4%	15.1%	13.4%	14.1%	NMP	14.2%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health
Three Months Ended:	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
November 28, 2020	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$43,140	$40,046	$2,894	$86,080	$(45,476)	$40,604
Adjustments:
Acquisition project costs	-	-	-	-	1,082	1,082
Organizational realignment	-	-	-	-	5,685	5,685
Royal Restructuring	-	-	-	-	2,051	2,051
Project One	-	-	-	-	1,260	1,260
Other[3]	-	-	-	-	(264)	(264)
Discrete tax items[4]	-	-	-	-	6,280	6,280
Income tax effect on adjustments[5]	-	-	-	-	(676)	(676)
Adjusted net income attributable to H.B. Fuller[6]	43,140	40,046	2,894	86,080	(30,058)	56,022
Add:
Interest expense	-	-	-	-	19,969	19,969
Interest income	-	-	-	-	(2,656)	(2,656)
Income taxes	-	-	-	-	14,122	14,122
Depreciation and amortization expense	11,393	14,951	8,905	35,249	-	35,249
Adjusted EBITDA[6]	$54,533	$54,997	$11,799	$121,329	$1,377	$122,706
Revenue	$355,413	$327,273	$94,954	$777,640	-	$777,640
Adjusted EBITDA Margin[6]	15.3%	16.8%	12.4%	15.6%	NMP	15.8%

	Hygiene, Health
Year Ended	and Consumable	Engineering	Construction		Corporate	H.B. Fuller
November 28, 2020	Adhesives	Adhesives	Adhesives	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$138,119	$109,813	$15,881	$263,813	$(140,094)	$123,719
Adjustments:
Acquisition project costs	-	-	-	-	(502)	(502)
Organizational realignment	-	-	-	-	13,971	13,971
Royal Restructuring	-	-	-	-	9,430	9,430
Tax reform	-	-	-	-	(35)	(35)
Project One	-	-	-	-	5,402	5,402
Other[3]	-	-	-	-	1,459	1,459
Discrete tax items[4]	-	-	-	-	1,152	1,152
Income tax effect on adjustments[5]	-	-	-	-	(5,687)	(5,687)
Adjusted net income attributable to H.B. Fuller[6]	138,119	109,813	15,881	263,813	(114,904)	148,909
Add:
Interest expense	-	-	-	-	84,619	84,619
Interest income	-	-	-	-	(11,417)	(11,417)
Income taxes	-	-	-	-	46,456	46,456
Depreciation and amortization expense	44,329	58,102	35,811	138,242	-	138,242
Adjusted EBITDA[6]	$182,448	$167,915	$51,692	$402,055	$4,754	$406,809
Revenue	$1,332,786	$1,088,313	$369,170	$2,790,269	-	$2,790,269
Adjusted EBITDA Margin[6]	13.7%	15.4%	14.0%	14.4%	NMP	14.6%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH (DECLINE)
(unaudited)

	Three Months Ended	Year Ended
	November 27, 2021	November 27, 2021
Price	13.5%	5.6%
Volume	1.4%	9.6%
Organic Growth[12]	14.9%	15.2%
F/X	0.5%	2.3%
Total H.B. Fuller Net Revenue Growth	15.4%	17.5%

Revenue growth versus 2020	Three Months Ended			Year Ended
	November 27, 2021			November 27, 2021
	Net Revenue	F/X	Organic Growth[12]	Net Revenue	F/X	Organic Growth[12]
Hygiene, Health and Consumable Adhesives	13.3%	0.5%	12.8%	10.5%	1.3%	9.2%
Engineering Adhesives	13.5%	0.6%	12.9%	26.1%	3.9%	22.2%
Construction Adhesives	29.7%	0.4%	29.3%	17.4%	1.3%	16.1%
Total H.B. Fuller	15.4%	0.5%	14.9%	17.5%	2.3%	15.2%

Revenue growth versus 2019	Three Months Ended			Year Ended
	November 27, 2021			November 27, 2021
	Net Revenue	F/X	Organic Growth[12]	Net Revenue	F/X and M&A	Organic Growth[12]
Hygiene, Health and Consumable Adhesives	17.8%	(0.6)%	18.4%	10.8%	(1.7)%	12.5%
Engineering Adhesives	22.4%	3.0%	19.4%	18.3%	3.1%	15.2%
Construction Adhesives	31.7%	1.0%	30.7%	9.3%	1.0%	8.3%
Total H.B. Fuller	21.5%	1.1%	20.4%	13.1%	0.1%	13.0%

[12] We use the term “organic revenue” to refer to net revenue, excluding the effect of foreign currency changes and acquisitions and divestitures. Organic growth reflects adjustments for the impact of period-over-period changes in foreign currency exchange rates on revenues and the revenues associated with acquisitions and divestitures.

CONSOLIDATED BALANCE SHEETS
H.B. FULLER COMPANY AND SUBSIDIARIES
(In thousands, except share and per share amounts)

	November 27,	November 28,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$61,786	$100,534
Trade receivables, net	614,645	514,916
Inventories	448,404	323,213
Other current assets	96,335	81,113
Total current assets	1,221,170	1,019,776

Property, plant and equipment, net	695,367	670,744
Goodwill	1,298,845	1,312,003
Other intangibles, net	687,075	755,968
Other assets	372,073	278,213
Total assets	$4,274,530	$4,036,704

Liabilities, non-controlling interest and total equity
Current liabilities:
Notes payable	$24,983	$16,925
Current maturities of long-term debt	-	-
Trade payables	500,321	316,460
Accrued compensation	109,542	83,598
Income taxes payable	15,943	29,173
Other accrued expenses	86,061	83,976
Total current liabilities	736,850	530,132

Long-term debt, net of current maturities	1,591,479	1,756,985
Accrued pension liabilities	71,651	88,806
Other liabilities	263,333	278,919
Total liabilities	$2,663,313	$2,654,842

Equity:
H.B. Fuller stockholders' equity:
Preferred stock (no shares outstanding) Shares authorized – 10,045,900	-	-
Common stock, par value $1.00 per share, Shares authorized – 160,000,000, Shares outstanding – 52,777,753 and 51,906,663 for 2021 and 2020, respectively	$52,778	$51,907
Additional paid-in capital	213,637	157,867
Retained earnings	1,614,458	1,474,406
Accumulated other comprehensive loss	(270,247)	(302,859)
Total H.B. Fuller stockholders' equity	1,610,626	1,381,321
Non-controlling interest	591	541
Total equity	1,611,217	1,381,862
Total liabilities, non-controlling interest and total equity	$4,274,530	$4,036,704

CONSOLIDATED STATEMENTS of CASH FLOWS
H.B. FULLER COMPANY AND SUBSIDIARIES
(In thousands)

	Fiscal Years
	November 27,	November 28,	November 30,
	2021	2020	2019
Cash flows from operating activities:
Net income including non-controlling interest	$175,332	$123,788	$130,844
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation	72,106	68,226	67,115
Amortization	71,068	70,591	74,091
Deferred income taxes	2,335	(24,730)	(29,028)
Income from equity method investments, net of dividends received	2,776	375	(39)
Loss (gain) on sale of assets	648	86	(24,104)
Share-based compensation	22,366	16,914	24,003
Pension and other postretirement benefit plan contributions	(3,840)	(5,479)	(8,063)
Pension and other postretirement benefit plan income	(28,662)	(14,763)	(11,300)
Mark to market related to contingent consideration liabilities	2,300	800	-
Change in assets and liabilities, net of effects of acquisitions:
Trade receivables, net	(124,849)	(14,842)	(25,632)
Inventories	(135,351)	15,708	19,584
Other assets	(79,097)	38,412	(18,316)
Trade payables	176,337	23,130	11,553
Accrued compensation	27,741	2,588	1,342
Other accrued expenses	1,186	16,361	(1,882)
Income taxes payable	(4,137)	5,511	21,043
Other liabilities	(73,508)	24,566	448
Other	108,566	(15,683)	37,518
Net cash provided by operating activities	213,317	331,559	269,177
Cash flows from investing activities:
Purchased property, plant and equipment	(96,089)	(87,288)	(61,982)
Purchased businesses, net of cash acquired	(5,445)	(9,500)	(8,292)
Purchased business assets	-	(5,623)	-
Purchased business remaining equity	-	-	(9,870)
Proceeds from sale of property, plant and equipment	2,896	1,506	11,133
Proceeds from sale of business	-	-	70,293
Cash received from government grant	5,800	-	8,881
Cash outflow related to government grant	(1,822)	(8,555)	(2,758)
Net cash (used in) provided by investing activities	(94,660)	(109,460)	7,405
Cash flows from financing activities:
Proceeds from issuance of long-term debt	-	300,000	-
Repayment of long-term debt	(156,500)	(518,000)	(288,600)
Net proceeds from (payments on) notes payable	9,346	4,128	1,662
Dividends paid	(34,859)	(33,461)	(32,357)
Contingent consideration payment	(1,700)	(767)	(3,610)
Proceeds from stock options exercised	32,325	12,321	10,885
Repurchases of common stock	(2,682)	(3,432)	(3,026)
Net cash used in financing activities	(154,070)	(239,211)	(315,046)
Effect of exchange rate changes on cash and cash equivalents	(3,335)	5,455	(138)
Net change in cash and cash equivalents	(38,748)	(11,657)	(38,602)
Cash and cash equivalents at beginning of year	100,534	112,191	150,793
Cash and cash equivalents at end of year	$61,786	$100,534	$112,191